ASSET SALE AND ASSIGNMENT AGREEMENT

THIS AGREEMENT is made as of the Effective Date below by and between Mel Venkateswaran ("Seller") and North Coast Partners, Inc. ("Purchaser").

WITNESSETH:

WHEREAS, Seller owns certain music/song rights, entitlements, and related property rights, detailed below, and Purchaser would like to acquire the rights to these; and,

WHEREAS, Seller desires to sell to Purchaser as of the Effective Date, being the Closing, as hereinafter defined, and Purchaser desires to purchase from Seller, such assets of Seller, including those as described in **Exhibit "A"** attached hereto, upon and subject to the terms and conditions contained herein; and,

NOW, THEREFORE, IN CONSIDERATION of the premises and of the mutual representations, warranties and covenants which are made and to be performed by the respective parties, it is agreed as follows:

1. PURCHASE AND SALE OF SELLER'S ASSETS. Subject to all of the terms and conditions of this Agreement, at the Closing, Seller hereby agrees to sell, transfer and convey to Purchaser, and Purchaser agrees to purchase and acquire from Seller, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind, except as otherwise provided herein, the following assets to the extent of Seller's ownership or rights therein (the "Sale Assets"):

All of the following, as to Seller's rights:

a. Seller's rights and interests in those songs/music items or collections of Seller identified under Exhibit A (the "Music Library")

b. the right to publish, market, sell, modify, copyright, license, said Music Library to the fullest extent as if the Seller were to do any or all of same, including without limitation, musical scores, music sheets, vocal reproduction by others of the words or music, etc. and

c. all additional rights relating to the Music Library including, without limitation, the right to pledge these as collateral, grant third party artists the right to record, sing or use the songs; and

d. all rights here domestically in the USA and overseas relating to the foregoing.

2. **ECONOMIC TERMS AS TO SALE ASSETS**.

The parties agree that the asset value of the sale could well exceed $100,000 however in light of the need for the Purchaser to expend efforts moving forward as to the use of the assets, the parties hereby agree to a lower amount as the Purchase Price below.

Purchase Price is $50,000 payable by Promissory Note.

3. **LICENSING.** Seller shall cooperate with the Purchaser so that Purchaser shall have any and all necessary Permits and Licenses from Seller to use the Assets.

4. **PURCHASE AND SALE**. Subject to all of the terms and conditions of this Agreement, at the Closing, Seller shall supply Purchaser the Promissory Note of even date and Purchaser shall supply Seller the Bill of Sale.

5. **REPRESENTATIONS AND WARRANTIES.** Each party represents that the execution and delivery of this Agreement is authorized and valid.

6. **MISCELLANEOUS.**

a. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, assigns and legal or personal representatives of the parties hereto. It is understood that the Purchaser may assign some or all of its rights hereunder to one or more other persons or entities.

b. Entire Agreement. This Agreement, including the exhibits contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior discussions, negotiations, agreements and understandings between the parties. Except as otherwise expressly provided in this Agreement this sale is "AS IS" with no further representation or warranty of any kind. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the laws of Delaware State.

c. Amendments. This Agreement may be not amended except by a written instrument setting forth as an express purpose the amendment of this Agreement, which written instrument is duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives.

d. No Waiver. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

e. Headings. The captions, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

f. Severability. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

g. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart, provided, however, that the several executed counterparts shall together have been signed by all parties. All such executed counterparts shall together constitute one and the same instrument.

h. Time is of the Essence. The parties agree that time is of the essence under this Agreement.

This Agreement has been duly executed and delivered by the parties hereto Effective, as the Effective Date:

August 28, 2008

Seller:

MEL VENKATESWARAN

Print Name/Sign Name

Purchaser:

North Coast Partners, Inc.

By: ________________
Authorized Officer

EXHIBIT A

MUSIC/SONG RIGHTS, ENTITLEMENTS AND RELATED PROPERTY RIGHTS ("ASSETS")

This agreement made between Mel Venkateswaran ("Seller") and North Coast Partners, Inc. ("Purchaser") for the sale of assets as to the following music rights:

a. Seller's rights and interests in those songs/music items or collections of Seller identified herein;

b. the right to publish, market, sell, modify, copyright, license, said Music Library (as defined below) to the fullest extent as if the Seller were to do any or all of same, including without limitation, musical scores, music sheets, vocal reproduction by others of the words or music, etc. and

c. all additional rights relating to the Music Library (as defined below) including, without limitation, the right to pledge these as collateral, grant third party artists the right to record, sing or use the songs; and

d. all rights here domestically in the USA and overseas relating to the foregoing;

all with respect to the following songs and music by Mel Venkateswaran as cut, produced and contained in CDs entitled:

Chunri Me Daag (10 individual song/music renditions)
Venky's private Tamil hits (8 individual song/music renditions)
Geets & Gazaals (13 individual song/music renditions)
Venky's Vol 1 Happy Hits (12 individual song/music renditions)
Venky's Vol 2 Memories (12 individual song/music renditions)

(herein called the "Music Library").
